QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-212809) and Form S-8 (No. 333-210267 and No. 333-205937) of Neos Therapeutics, Inc. of our report dated March 15, 2017, relating to the consolidated financial statements and the financial statement schedule of Neos Therapeutics and subsidiaries appearing in the Annual Report on Form 10-K of Neos Therapeutics, Inc. for the year ended December 31, 2016.

/s/ RSM US LLP
New York, New York
March 15, 2017

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm